Exhibit 10.2

SEPARATION AND RELEASE AGREEMENT

THIS SEPARATION AND RELEASE AGREEMENT (“Agreement”) is between Stephen Bevan Shrewsbury, M.D. (“Employee”) and AVI BioPharma, Inc. (“Employer”), and is effective eight (8) days after Employee signs this Agreement (“Effective Date”).

The parties agree as follows:

1. Separation from Employment. Employee separated from employment with Employer effective August 1, 2011 (the “Separation Date”). Employee acknowledges and agrees that he has been paid his salary and other compensation through the Separation Date, less all lawful or required deductions.

2. Consideration. In consideration of Employee’s agreements hereunder, Employer shall pay to Employee the amounts set forth and described in Section 13(c)(i) of that certain Employment Agreement dated effective the 26th day of January, 2009, as amended on October 16, 2009 (the “Employment Agreement”).

3. Return of Employer Property. Employee represents that he has returned all Employer property in his possession or under his control, including but not limited to keys, credit cards, files, laptop computer and any and all Employer documents.

4. Confidentiality. The parties will use reasonable efforts to keep the terms of this Agreement confidential. Employee may disclose the terms of this Agreement to his immediate family. Employer may disclose the terms of this Agreement to its officers and managers and as required by law (including, but not limited to, to comply with the rules and regulations promulgated by the U.S. Securities and Exchange Commission). Either party may disclose the terms of this Agreement to their respective attorneys, accountants, financial advisors, auditors, or similar advisors, or in response to government requests. Third persons informed of the terms of this Agreement shall in turn be advised of this confidentiality provision and requested to maintain such confidentiality.

5. Release.

5.1 In exchange for the consideration paid to Employee as set forth in this Agreement, Employee forever releases and discharges Employer, any of Employer-sponsored employee benefit plans in which Employee participates, or was participating in, (collectively the “Plans”) and all of their respective officers, members, managers, partners, directors, trustees, agents, employees, and all of their successors and assigns (collectively “Releasees”) from any and all claims, actions, causes of action, rights, or damages, including costs and attorneys’ fees (collectively “Claims”) which Employee may have arising out of his employment (including Claims that may arise out of Employee’s Employment Agreement), on behalf of himself, known, unknown, or later discovered which arose prior to the date Employee signs this Agreement. This release includes but is not limited to, any Claims under any local, state, or federal laws prohibiting discrimination in employment, including without limitation the federal civil rights acts, Oregon Revised Statutes Chapter 659A, the Americans with Disabilities Act, the Age Discrimination in Employment Act, or

Claims under the Employee Retirement Income Security Act, or Claims alleging any legal restriction on Employer’s right to terminate its employees, any Claims Employee has relating to his rights to or against any of the Plans, or personal injury Claims, including without limitation wrongful discharge, breach of contract, defamation, tortious interference with business expectancy, constructive discharge, or infliction of emotional distress. Employee represents that he has not filed any Claim against Employer or its Releasees, he has no knowledge of any facts that would support any Claim by Employee against Employer or by a third party against Employer, and that he will not file a Claim at any time in the future concerning Claims released in this Agreement; provided, however, that this will not limit Employee from filing a Claim to enforce the terms of this Agreement. Notwithstanding the foregoing, nothing herein shall constitute release of any of Employee’s rights relating to vested options, vested benefits or vested entitlements under the Company’s employee benefits plans, including equity incentive and retirement plans.

5.2 In consideration of the promises of Employee as set forth herein, Employer does hereby, and for its successors and assigns, release, acquit and forever discharge Employee from any and all actions, causes of action, obligations, costs, expenses, damages, losses, claims, liabilities, suits, debts, and demands (including attorneys’ fees and costs actually incurred), of whatever character in law or in equity known or unknown, suspected or unsuspected, from the beginning of time to the date of execution hereof

6 Non-disparagement. Employee and Employer each agree not to make disparaging statements about each other, except in the case of Employer statements that are required under applicable federal or state securities laws or applicable rules and regulations of any exchange on which Employer’s stock is traded; provided, further that Employer’s obligations pursuant to this Section shall apply only with regard to Employer’s officers and directors and only for so long as they are employees or directors of Employer.

7 Consideration and Revocation Periods. Employee understands and acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 (“ADEA”), and that this waiver and release is knowing and voluntary. Employee understands and agrees that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the Effective Date of this Agreement. Employee understands and acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Employee was already entitled. Employee further understands and acknowledges that he has been advised by this writing that: (a) he should consult with an attorney prior to executing this Agreement; (b) he has twenty-one (21) days within which to consider this Agreement; (c) he has seven (7) days following his execution of this Agreement to revoke this Agreement; (d) this Agreement shall not be effective until after the revocation period has expired; and (e) nothing in this Agreement prevents or precludes Employee from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law. In the event Employee signs this Agreement and returns it to the Company in less than the 21-day period identified above, Employee hereby acknowledges that he has freely and voluntarily chosen to waive the time period allotted for considering this Agreement. The Parties agree that any changes made in the course of negotiating the terms of this Agreement will not restart the running of the 21-day period.

8 No Liability. This Agreement shall not be construed as an admission by either party that it acted wrongfully with respect to the other.

9 Severability. If any of the provisions of this Agreement are held to be invalid or unenforceable, the remaining provisions will nevertheless continue to be valid and enforceable.

10 Entire Agreement. This Agreement, together with any surviving provisions of the Confidential Proprietary Rights and Non-Disclosure Agreement Employee entered into with the Company on September 17, 2009, any equity agreements, and any surviving provisions of the Employment Agreement, represent and contain the entire understanding between the parties in connection with its subject matter. Except as referenced herein, all other prior written or oral agreements or understandings are merged into and superseded by this Agreement. Employee acknowledges that in signing this Agreement, he has not relied upon any representation or statement not set forth in this Agreement made by Employer or any of its representatives.

11 Attorney Fees. If any suit or action is filed by either party to enforce this Agreement or otherwise with respect to the subject matter hereof, the prevailing party shall be entitled to recover reasonable attorney fees incurred in preparation or in prosecution or defense of such suit or action as fixed by the trial court, and if any appeal is taken from the decision of the trial court, reasonable attorney fees as fixed by the appellate court.

12 Choice of Law. This Agreement is made and shall be construed and performed under the laws of the State of Oregon.

PLEASE READ CAREFULLY. THIS AGREEMENT INCLUDES A RELEASE OF CERTAIN KNOWN OR UNKNOWN CLAIMS.

(Signature Page Follows)

STEPHEN SHREWSBURY, M.D., an individual

Dated: August 1, 2011	/s/ Stephen Shrewsbury
Stephen Shrewsbury, M.D.

AVI BIOPHARMA, INC.

Dated: August 1, 2011	By	/s/ Christopher Garabedian
Name: Christopher Garabedian
Title: President and Chief Executive Officer

[Signature Page to Separation and Release Agreement]